                                                                     Exhibit10.3



================================================================================

                          OMNIS TECHNOLOGY CORPORATION

             SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT


                          First Closing: April 1, 1998

                          Second Closing: May 22, 1998

================================================================================

                              3 TABLE OF CONTENTS

                                                                                              PAGE
                                                                                              ----

1.      Purchase and Sale of Preferred Stock.....................................................1

        1.1    Sale and Issuance of Preferred Stock..............................................1
        1.2    Closing...........................................................................1

2.      Representations and Warranties of Purchaser..............................................1

        2.1    Experience........................................................................2
        2.2    Tax Consequences..................................................................2
        2.3    Authority.........................................................................2
        2.4    Access to Data....................................................................2
        2.5    Financial Condition of the Company................................................2
        2.6    Reverse Stock Split...............................................................2

3.      Representations and Warranties of the Company............................................2

        3.1    Corporate Organization and Authority of the Company...............................2
        3.2    Corporate Power...................................................................3
        3.3    Capitalization....................................................................3
        3.4    Authorization.....................................................................3
        3.5    No Conflict.......................................................................4
        3.6    Accuracy of Reports...............................................................4
        3.7    Changes...........................................................................4
        3.8    Governmental Consent, etc.........................................................5
        3.9    Full Disclosure...................................................................5

4.      Conditions of Purchaser's Obligations at Closing.........................................7

        4.1    Representations and Warranties....................................................7
        4.2    Performance.......................................................................7
        4.3    Proceedings Satisfactory; Compliance Certificate..................................7
        4.4    No Actions Pending................................................................7
        4.5    Opinion of Company's Counsel......................................................7
        4.6    Certificate of Designation........................................................7
        4.7    Compliance Certificate............................................................7

5.      Additional Agreements....................................................................7

        5.1    Undertaking With Respect to Authorized Common.....................................7
        5.2    Shareholder Rights Agreement......................................................8




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


                                TABLE OF CONTENTS
                                   (CONTINUED)


                                                                                              PAGE
                                                                                              ----
        5.3    Board of Directors................................................................8
        5.4    Docket Search.....................................................................8

6.      Miscellaneous............................................................................8

        6.1    Governing Law.....................................................................8
        6.2    Successors and Assigns............................................................8
        6.3    Entire Agreement..................................................................8
        6.4    Notices, etc......................................................................8
        6.5    Counterparts......................................................................9
        6.6    Severability......................................................................9
        6.7    Headings..........................................................................9
        6.8    Survival of Representations and Warranties........................................9
        6.9    Amendment of Agreement............................................................9
        6.10   Finder's Fees.....................................................................9
        6.11   Expenses..........................................................................9


SCHEDULES

Schedule A - Purchase and Sale of Series A Preferred Pursuant to the Agreement

EXHIBITS

Exhibit A - Material Agreements

Exhibit B - Form of Opinion of Company Counsel

Exhibit C - Form of Shareholder Rights Agreement

WBK::ODMA\PCDOCS\SQL2\513749\7

                          OMNIS TECHNOLOGY CORPORATION

             SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT


        This Series A Convertible Preferred Stock Purchase Agreement (the "Agreement") is entered into as of May 22, 1998, by and among Omnis Technology Corporation (f/k/a Blyth Holdings Inc.) (the "Company") and Astoria Capital Partners, L.P., a California limited partnership ("Purchaser").


                                    RECITALS:

        A. The Company desires to sell shares of Series A Convertible Preferred Stock to Purchaser, and Purchaser desires to purchase shares of Series A Convertible Preferred Stock, on the terms and subject to the conditions set forth in this Agreement.

        In consideration of the mutual covenants and conditions herein contained, the parties hereto agree as follows:

        1.      Purchase and Sale of Preferred Stock.

               1.1 Sale and Issuance of Preferred Stock. The Company shall sell to Purchaser and Purchaser shall purchase from the Company, at a price equal to $8.028 (the "Purchase Price"), an aggregate of up to 124,564 shares of Series A Convertible Preferred Stock (the "Shares") for an aggregate purchase price of up to $1,000,000.00 in one or more Closings. Shares sold by the Company to Purchaser pursuant to this Agreement are described on Schedule A to this Agreement. On the date hereof, 12,456 Shares shall be issued sold by the Company to Purchaser for an aggregate of $99,996.77 (the "Aggregate Purchase Price").

               1.2 Closing. The purchase and sale of Shares shall take place on the date hereof at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road. Palo Alto, California 94304. The purchase and sale of the balance of the Shares not purchased on the date hereof shall take place in Purchaser's sole discretion on such date or dates and at such time as the Company and Purchaser mutually agree (each a "Closing," the date of which is a "Closing Date"), provided that any Closing pursuant to this Agreement shall take place on or before October 1, 1998. At a Closing the Company shall deliver to Purchaser a certificate representing the Shares against delivery to the Company by Purchaser at a Closing of (a) an originally executed counterpart of this Agreement and (b) the Aggregate Purchase Price of the Shares by wire transfer or by a check payable to the Company.

        2.     Representations and Warranties of Purchaser

               Purchaser hereby represents and warrants to the Company with respect to the purchase of the Shares as follows:

               2.1 Experience. It is experienced in evaluating and loaning funds in high technology companies such as the Company.

               2.2 Tax Consequences. It understands and acknowledges that any financing structured in the manner provided for herein involves certain tax risks, and the Company has made no representations to Purchaser as to the federal and state tax consequences of the transactions contemplated by this Agreement.

               2.3 Authority. It has all corporate rights, power and authority to enter into this Agreement and the Shareholder Rights Agreement dated the date hereof by and between the Company and Purchaser (the "Rights Agreement") and to consummate the transactions contemplated hereby and thereby.

               2.4 Access to Data. It has had an opportunity to discuss each of the Company's and the Company's subsidiaries' (collectively "Omnis") business, management, and financial affairs with the Company's management and the opportunity to review Omnis' facilities. It understands that such discussions, as well as any written information issued by Omnis, were intended to describe the aspects of Omnis' business and prospects which it believes to be material but were not necessarily a thorough or exhaustive description.

               2.5 Financial Condition of the Company. Purchaser understands that the Company is entering into negotiations with its US-based unsecured creditors in attempts to negotiate a favorable settlement of outstanding payables. Purchaser understands that there is no guarantee that this group will reach any settlement of these debts, which will negatively impact the Company's ability to reach its cash flow targets and may force the Company to cease operations.

               2.6 Reverse Stock Split. It understands that the Company consummated a 1:10 reverse stock split of all of the outstanding Common Stock of the Company, and such reverse stock split was effective October 10, 1997 (the "Reverse Stock Split").

        3. Representations and Warranties of the Company.

               The Company represents and warrants to Purchaser, as of a Closing Date, as follows:

               3.1 Corporate Organization and Authority of the Company. The Company and each of its subsidiaries:

                    (a) is a corporation duly organized, validly existing, authorized to exercise all its corporate powers, rights and privileges and in good standing in the state or jurisdiction of its incorporation;

                    (b) has the corporate power and authority to own and operate its properties and to carry on its business as presently conducted and as proposed to be conducted; and

                    (c) is qualified to do business as a foreign corporation in each jurisdiction in which the ownership of its property or the nature of its business requires such qualification, except where failure to so qualify would not have a material adverse effect on the business, properties or financial condition of the Company and its subsidiaries, taken as a whole. The Company has made available to Purchaser true and correct copies of its Certificate of Incorporation and Bylaws as amended.

               3.2 Corporate Power. The Company will have at a Closing Date all requisite legal and corporate power and authority to execute and deliver the Agreement and the Rights Agreement, to sell and issue the Shares hereunder and to carry out and perform its obligations under the terms of the Agreement and the Rights Agreement.

               3.3    Capitalization.

                    (a) The authorized capital stock of the Company consists of:

                           (i) Common Stock. 4,000,000 shares of Common Stock,
$0.10 par value, of which approximately 2,125,827 shares were issued and outstanding as of April 1, 1998, taking into account the Reverse Stock Split.

                           (ii) Preferred Stock. 300,000 shares of Preferred
Stock of which no shares are issued and outstanding, taking into account the Reverse Stock Split.

                           (iii) All outstanding shares of the Company's Common
Stock have been duly authorized and validly issued (including, without limitation, issued in compliance with applicable federal and state securities laws), and are fully-paid and nonassessable.

                           (iv) As of April 1, 1998, the Company had reserved
178,310 shares of Common Stock (taking into account the Reverse Stock Split) for future issuance to employees, officers, directors, and consultants of the Company pursuant to employee stock benefit plans or agreements approved by the Board of Directors, in addition to outstanding warrants for 73,562 shares of Common Stock. There are no other options, warrants, conversion privileges or other contractual rights presently outstanding to purchase or otherwise acquire any shares of the Company's capital stock or other securities (whether or not authorized).

                    (b) The Company owns all outstanding capital stock of Omnis Software, Inc., a California corporation (the "Company"), Omnis Holdings Limited, a corporation organized under the laws of England, Omnis Software Limited, a corporation organized under the laws of England, Omnis Holdings UK, a corporation organized under the laws of England and Omnis Software GmbH, a corporation organized under the laws of Germany.

               3.4 Authorization. All corporate action on the part of the Company and its officers, directors and stockholders necessary for the authorization, execution, delivery and performance by the Company of all its obligations under this Agreement and the Rights Agreement have been taken; and this Agreement and the Rights Agreement, once executed by the Company and Purchaser, will constitute legally binding valid obligations of the Company enforceable in accordance with their terms, such enforceability being subject only to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. The issuance of the Shares will not give rise to any preemptive rights or rights of first refusal on behalf of any person in existence on the date hereof.

               3.5 No Conflict. The execution and delivery of the Agreement and the Rights Agreement do not, and the consummation of the transactions contemplated hereby and thereby and the performance of the obligations hereunder will not, conflict with, or result in any violation of, or default (with or without notice or lapse in time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit, under, any provision of the Certificate of Incorporation or Bylaws of the Company. The execution and delivery of the Agreement and the Rights Agreement do not, and the consummation of the transactions contemplated hereby and thereby and the performance of the obligations hereunder and thereunder will not conflict with or result in any violation of, or default (with or without notice or lapse in time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit, under, any provision of any mortgage, indenture, lease or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets, the effect of which could have a material adverse effect on the Company, or materially impair or restrict its power to perform the obligations of the Company as contemplated hereby and thereby.

               3.6 Accuracy of Reports. The Company's Annual Report on Form 10-K for the year ended March 31, 1997 and on the Quarterly Reports on Form 10-Q for the quarters ended June 30, 1997, September 30, 1997 and December 31, 1997 filed with the SEC, and all reports required to be filed by the Company thereafter up to the date of this Agreement under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), copies of which have been made available to Purchaser, have been duly filed, were in substantial compliance with the requirements of their respective report forms, were complete and correct in all material respects as of the dates at which the information was furnished, and contained (as of such dates) no untrue statement of a material fact nor omitted to state a material fact necessary in order to make the statements made therein in light of the circumstances in which made not misleading. Since the date of the latest of such reports, there has not been any material adverse change in the condition (financial or otherwise) or results of operations of the Company.

               3.7 Changes. Except as otherwise disclosed herein, in reports filed with the SEC by the Company under the Exchange Act and other than continuing financial losses of the Company, since December 31, 1997, there has not been:

                    (i) any material change in the assets, liabilities, financial condition, prospects or operations of the Company from that reflected in the reports described in Section 3.6 above, except changes in the ordinary course of business which have not been, either in any individual case or in the aggregate, materially adverse to the Company;

                    (ii) any change, except in the ordinary course of business, in the contingent obligations of the Company, whether by way of guaranty, endorsement, indemnity, warranty or otherwise;

                    (iii) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties or business of the Company;

                    (iv) any declaration or payment of any dividend or other distribution of the assets of the Company;

                    (v) any labor organization activity affecting the Company;
or

                    (vi) to the best of the Company's knowledge, any other event or condition of any character which has materially adversely affected the assets, liabilities, financial condition, prospects or operations of the Company.

               3.8 Governmental Consent, etc. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Shares, or the consummation of any other transaction contemplated hereby. The Company has complied with and is effective under all state securities or Blue Sky laws applicable to the offer and sale of the Shares to Purchaser.

               3.9 Full Disclosure. The representations and warranties of the Company contained in this Agreement and the certificates prepared or supplied to Purchaser by the Company do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein or therein in light of the circumstances under which they were made not misleading.

               3.10 Validity of the Shares. The Shares have been duly authorized and, when issued, sold and delivered in accordance with the terms of and for the consideration expressed in this Agreement are duly authorized and shall be duly authorized and shall be duly and validly issued (including, without limitation, issued in compliance with applicable state and federal securities laws), fully-paid and non-assessable and shall be free and clear of all preemptive rights, rights of first refusal, liens, charges, restrictions, claims and encumbrances imposed by or through the Company, except as specifically set forth in the Certificate of Incorporation, the Certificate of Designation, or this Agreement. The shares of Common Stock issuable upon the conversion of the Preferred Shares have been duly and validly reserved for issuance and, when so issued in accordance with the Certificate of Incorporation and the Certificate of Designation, shall be duly authorized, validly issued (including, without limitation, issued in compliance with applicable state and federal securities laws), fully paid and nonassessable and shall be free and clear of all preemptive rights, rights of first refusal, liens, changes, restrictions on transfer, claims and encumbrances imposed by or through the Company, except as specifically set forth in the Certificate of Incorporation, the Certificate of Designation or this Agreement.

               3.11 Litigation. Except as otherwise disclosed to Purchaser, there is no action, proceeding or investigation pending or, to the knowledge of the Company, threatened, or any basis therefor known to the Company that questions the validity of this Agreement or the right of the Company to enter into such agreement, or to consummate the transactions contemplated hereby, or which might result, either individually or in the aggregate, in any material adverse change in the assets, condition, affairs or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company. The foregoing includes, without limitation, actions pending or threatened (or any basis therefor known to the Company) involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any trade secrets of any of their former employers, or their obligations under any agreements with prior employers. The Company (a) is not a party to any lawsuit or similar action or proceeding, (b) is not a party to or subject to any order, writ, injunction, judgment or decree of any court or government agency or instrumentality, and (c) does not intend to initiate any such action, suit, proceeding or investigation.

               3.12 Employee Agreements. All employees and consultants of the Company are parties to a written agreement, the form of which has been provided to counsel for the investors, pertaining to (a) the disclosure and transfer to the Company of certain inventions, developments and discoveries made or conceived by him or her during the period of his or her employment with or performance of services for the Company, and (b) maintaining the confidentiality of proprietary information of the Company. No current employee or consultant of the Company has excluded works or inventions made prior to his or her employment with the Company from his or her assignment of inventions pursuant to such employee or consultant's Proprietary Information and Inventions Agreement.

               3.13  Agreements; Actions; Obligations to Related Parties.

                    (i) All of the contracts and agreements with expected receipts or expenditures in excess of $50,000 to which the Company is a party as of the Closing are listed on Exhibit A hereto. All such contracts and agreements are legally binding, valid and in full force and effect in all material respects, except to the extent that enforcement of such contracts and agreements may be subject to applicable federal or state bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance or other laws or court decisions relating to or affecting the rights of creditors generally, and such enforcement may be limited by equitable principles of general applicability.

                    (ii) There are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates or any affiliate thereof other than: (i) as contemplated under or referenced in this Agreement, (ii) for payment as salary for services rendered, (iii) except for the Warrant Plan, for other standard employee benefits made generally available to all employees, (iv) reimbursement for reasonable travel and other business expenses incurred on behalf of the Company in the ordinary course of business, or (v) general obligations that a corporation has to its shareholders under applicable laws, the Certificate of Incorporation or the Bylaws of the Company.

                    (iii) Except for the agreements explicitly contemplated hereby or referenced herein, and the Company's Certificate of Incorporation and Bylaws, the Company is not a party to, and is not bound by any contract, agreement or instrument that materially affects its business as now conducted or as proposed to be conducted, its properties or its financial condition.

        4. Conditions of Purchaser's Obligations at Closing. The obligations of Purchaser under Section 1 of this Agreement are subject to the fulfillment at or before a Closing of each of the following conditions, any of which may be waived in writing by Purchaser:

               4.1 Representations and Warranties. The representations and warranties of the Company in this Agreement shall be true on and as of such Closing with the same effect as if made on and as of such Closing.

               4.2 Performance. The Company shall have performed or fulfilled all agreements, obligations and conditions contained herein required to be performed or fulfilled by the Company before such Closing.

               4.3 Proceedings Satisfactory; Compliance Certificate. All corporate and legal proceedings taken by the Company in connection with the transactions contemplated by this Agreement and the Rights Agreement and all documents and papers relating to such transactions shall be satisfactory to Purchaser, in the reasonable exercise of the judgment of Purchaser.

               4.4 No Actions Pending. There shall not then be in effect any order enjoining or restraining the transactions contemplated by this Agreement.

               4.5 Opinion of Company's Counsel. Purchaser shall have received from Wilson Sonsini Goodrich & Rosati, P.C., counsel to the Company, an opinion addressed to them and dated the Closing Date, in the form attached as Exhibit B hereto.

               4.6 Certificate of Designation. All necessary corporate action shall have been taken for the Certificate of Designation of Series A Preferred Stock of the Company to be effective and filed with the Delaware Secretary of State.

               4.7 Compliance Certificate. The Company shall have delivered to Purchaser a Compliance Certificate executed by an officer of the Company, dated as of the Closing Date, to the effect that the conditions set forth in Sections 4.1, 4.2, 4.3, 4.4 and 4.6 of this Agreement have been satisfied.

        5.     Additional Agreements

               5.1 Undertaking With Respect to Authorized Common. Prior the next annual meeting of the Company's shareholders, the Company will not issue any shares of its Common Stock, or any securities convertible, exercisable or otherwise exchangeable for shares of its Common Stock, if such issuance could result in a shortfall of the number of authorized shares of the Company's Common Stock available for issuance upon conversion of the Shares; provided, however, that the Company may issue securities convertible, exercisable or otherwise exchangeable for shares of its Common Stock if it provides in such securities that such securities may not be converted, exercised or otherwise exchanged if such conversion, exercise or exchange would result in a shortfall of the number of authorized shares of the Company's Common Stock available for issuance upon conversion of the Shares or other outstanding securities of the Company which are convertible, exercisable or otherwise exchangeable for shares of its Common Stock. From and after the date of such meeting, the Company will at all times reserve an appropriate number of shares of its Common Stock for issuance upon conversion of the shares.

               5.2 Shareholder Rights Agreement. Purchaser and the Company shall enter into the Shareholder Rights Agreement substantially in the form attached hereto as Exhibit C.

               5.3 Board of Directors. As soon as practicable after the first Closing hereunder, the Company shall make its best efforts to reconstitute the Board of Directors to consist of James Dorst, Gerald Chew, Kenneth Holmes and Geoffrey Wagner, with three vacancies.

               5.4 Docket Search. As soon as practicable after the first Closing hereunder, the Company, with the assistance of its counsel, shall make reasonable efforts to search for outstanding litigation, within the following parameters: the Company shall employ Courtlink and Pacer to search all United States federal district courts and the state courts in Santa Clara, San Mateo and San Francisco Counties.

        6.     Miscellaneous

               6.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts entered into and wholly to be performed within the State of California by California residents.

               6.2 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

               6.3 Entire Agreement. The Agreement and the other documents delivered hereto and thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Neither the Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

               6.4 Notices, etc. Any notice and other communications as required or permitted under the Agreement shall be mailed, by registered or certified mail, postage prepaid with return receipt requested, or otherwise delivered by hand, by messenger or by facsimile (with confirmation of receipt), addressed (a) if to Purchaser, at such Purchaser's address or fax number set forth on the signature page hereof, or (b) at such other address or fax number as Purchaser shall have furnished to the Company in writing, or, in the event someone other than Purchaser becomes the holder of the Shares, then to and at the address or fax number such holder of the Shares has furnished to the Company in writing, or
(c) if
to the Company, at its address or fax number set forth on the signature page hereof, or at such other address or fax number as the Company shall have furnished in writing to Purchaser or any subsequent holder of the Shares.

               6.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which may be executed by less than all of the parties hereto, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

               6.6 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

               6.7 Headings. Headings and the table of contents in this Agreement are for reference purposes only and shall not be deemed to have any substantive effect.

               6.8 Survival of Representations and Warranties. The representations and warranties of the parties contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and a Closing; provided however, that such representations and warranties need only be accurate as of the date of such execution and delivery and as of a Closing.

               6.9 Amendment of Agreement. Any provision of this Agreement may be modified or amended by a written instrument signed by the Company and by Purchaser.

               6.10 Finder's Fees. Each of the Company and Purchaser represents and warrants to the other that no person is entitled, directly or indirectly, to compensation by reason of any contract or understanding with such party, as a finder or broker in connection with the sale and purchase of the Shares hereunder. Each of the Company, on the one hand, and Purchaser, on the other hand, will indemnify the other against all liabilities incurred by the indemnifying party with respect to claims related to investment banking or finders fees in connection with the transactions contemplated by this Agreement, arising out of arrangements between the party asserting such claims and the indemnifying party, and all costs and expenses (including reasonable fees of counsel) of investigating and defending such claims.

               6.11 Expenses. The Company shall bear all costs with respect to the transactions contemplated by this Agreement, including reasonable costs of Purchaser's counsel.

        The foregoing Series A Convertible Preferred Stock Purchase Agreement is hereby executed as of the date first above written.

OMNIS TECHNOLOGY CORPORATION                ASTORIA CAPITAL PARTNERS, L.P.

A DELAWARE CORPORATION BY:                  ASTORIA CAPITAL MANAGEMENT, INC.



By:                                         By:
   ------------------------------------        ---------------------------------
        Kenneth P. Holmes,                         Rick Koe, President
        Chief Financial Officer and
        Interim Chief Executive Officer     Address: 6600 Southwest 92nd Avenue
                                                     Suite 370
        Address: 851 Traeger Avenue                  Portland, OR 97223
                 San Bruno, CA 94066         Fax No.: (503) 244-3801
        Fax No.:  (650) 829-3429

                                   Schedule A

                  Purchase and Sale of Series A Preferred Stock



Date                              Number of Shares                 Purchase Price
----                              ----------------                 --------------

April 1, 1998                     49,826                            $400,003.13
_________, 1998                   12,456                            $99,996.77






AGREED AND ACCEPTED:


OMNIS TECHNOLOGY CORPORATION


---------------------------------------
Ken Holmes, Chief Financial Officer and
Interim Chief Executive Officer

Date:
     ------------------

ASTORIA CAPITAL PARTNERS, L.P.


---------------------------------------
Rick Koe, President

Date:
     -------------------


                                       -2-